UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2021

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.650% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.450% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On August 2, 2021, AT&T Inc. (the “Company”) announced the closing (the “Closing”) of the transactions contemplated by the Agreement of Contribution and Subscription, dated February 25, 2021 (the “Contribution Agreement”), among (i) AT&T Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Services”), (ii) AT&T MVPD Holdings LLC (f/k/a V HoldCo LLC), a Delaware limited liability company and a wholly owned subsidiary of the Company (“AT&T HoldCo”), (iii) DIRECTV Entertainment Holdings LLC (f/k/a V OpCo LLC), a Delaware limited liability company (“New DTV”) and (iv) TPG VIII Merlin Investment Holdings, L.P., a Delaware limited partnership (“Investor”).

Pursuant to, and subject to the terms and conditions set forth in, the Contribution Agreement, among other matters, Services contributed the U.S. video business unit of the Company and its subsidiaries, consisting of the DIRECTV, AT&T TV and U-verse video services (but excluding U-verse network assets) (collectively, the “Video Business”), to New DTV for $4.25 billion of junior preferred limited liability interests in New DTV (“New DTV Junior Preferred Interests”), $4.2 billion of common catch-up limited liability interests in New DTV (“New DTV Common Catch-Up Units”) and 70% of the common limited liability interests in New DTV (“New DTV Common Units”) outstanding as of the Closing. In connection with the Closing, Services received approximately $7.1 billion in cash from New DTV ($7.6 billion, net of $470 million cash on hand at New DTV) and transferred approximately $195 million of existing debt of the Video Business. Investor contributed cash in an amount of approximately $1.8 billion to New DTV in exchange for a like amount of senior preferred limited liability interests in New DTV (“New DTV Senior Preferred Units”) and 30% of the New DTV Common Units outstanding as of the Closing. The Company has agreed, as between the Company and New DTV, to pay net losses under the NFL Sunday Ticket contract following the Closing up to a cap of $2.1 billion over the remaining period of the contract.

The foregoing summary of the Contribution Agreement does not purport to be complete and is qualified in its entirety by the full text of the Contribution Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on February 25, 2021.

On August 2, 2021, the Company and Investor issued a joint press release announcing the closing of the transactions contemplated by the Contribution Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 1.01	Entry into a Material Definitive Agreement.

At the Closing, AT&T HoldCo, Investor and New DTV entered into the Amended and Restated Limited Liability Company Agreement of New DTV, dated July 31, 2021 (the “New DTV Operating Agreement”). Pursuant to the New DTV Operating Agreement, available cash will be distributed by New DTV to the members of New DTV (after tax distributions described below) as follows:

•

first, Investor, as the holder of New DTV Senior Preferred Interests, will be entitled to receive a cash return of 10% per annum on the unreturned portion of its contribution of approximately $1.8 billion in cash in respect of its New DTV Senior Preferred Interests;

•	second, Investor, as the holder of New DTV Senior Preferred Interests, will be entitled to $1.8 billion of distributions in respect of its New DTV Senior Preferred Interests;

•

third, AT&T HoldCo, as the holder of New DTV Junior Preferred Interests, will be entitled to a cash return of 6.5% per annum on the unreturned portion of its $4.25 billion contribution in respect of its New DTV Junior Preferred Interests, which will be paid-in-kind until the distributions to the holders of New DTV Senior Preferred Interests are paid in full;

•	fourth, AT&T HoldCo, as the holder of New DTV Junior Preferred Interests, will be entitled to $4.25 billion of distributions in respect of its New DTV Junior Preferred Interests;

•	fifth, AT&T HoldCo, as the holder of New DTV Common Catch-Up Interests, will be entitled to $4.2 billion of distributions in respect of its New DTV Common Catch-Up Interests; and

•	sixth, AT&T HoldCo and Investor, as holders of New DTV Common Interests, will be entitled to any distributions pro rata on their ownership of New DTV Common Interests.

AT&T HoldCo and Investor, as holders of interests in New DTV, will be entitled to receive tax distributions based on an assumed allocation of taxable income, subject to certain specified adjustments and calculated assuming a tax rate equal to the combined highest marginal income tax rate for any particular line item. The New DTV Operating Agreement, provides that New DTV will be jointly governed by a board comprised of two managers designated by AT&T HoldCo, two managers appointed by Investor and the Chief Executive Officer of New DTV. Under the terms of the New DTV Operating Agreement, Investor, subject to certain limitations, has the initial sole right to compel certain dispositions of New DTV securities and assets and after a period, either Investor or AT&T HoldCo, subject to certain limitations, may compel the same dispositions.

The foregoing summary of the New DTV Operating Agreement does not purport to be complete and is qualified in its entirety by the full text of the New DTV Operating Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The New DTV Operating Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Investor, their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the New DTV Operating Agreement were made only for purposes of the New DTV Operating Agreement, respectively, and as of specific dates, were solely for the benefit of the parties to the New DTV Operating Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the New DTV Operating Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the New DTV Operating Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the New DTV Operating Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains forward-looking statements that are subject to risks and uncertainties, including statements relating to the transaction. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission.

The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Limited Liability Company Agreement of DIRECTV Entertainment Holdings LLC, dated July 31, 2021, among AT&T Holdco, Investor and New DTV

99.1	Press Release, dated August 2, 2021, jointly issued by the Company and Investor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: August 2, 2021	By:	/s/ Pascal Desroches
Pascal Desroches
Senior Executive Vice President and Chief Financial Officer